UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 2, 2008

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a) On December 2, 2008, upon the recommendation of the Compensation Committee, the Board of Directors of Lattice Semiconductor Corporation (the “Company”) approved the 2009 Bonus Plan which provides for the payment of two cash bonuses during the year to non-executive employees upon the achievement of specific performance criteria for the 2009 fiscal year and the payment of a single cash bonus to certain of the Company’s officers, including executive officers, upon the achievement of specific performance criteria for the 2009 fiscal year. The first half of the bonuses will be paid to non-executive employees at the end of the first two quarters of fiscal year 2009 and the second half of the bonuses will be paid at the end of fiscal year 2009. The payment of bonuses at the end of the first two quarters of fiscal year 2009 is dependent upon the achievement of certain personal performance objectives and the Company achieving a minimum GAAP operating income for fiscal year 2009, with the amount available for payment of bonuses scaling up as operating income exceeds the minimum amount. The criteria for payment of bonuses at the end of fiscal year 2009 is dependent upon the achievement of certain personal performance objectives and the Company achieving a minimum GAAP operating income for fiscal year 2009, with the amount available for payment of bonuses scaling up as operating income exceeds the minimum amount. The criteria for payment of bonuses to executives is dependent upon the achievement of certain personal performance objectives and the Company achieving a minimum GAAP operating income for fiscal year 2009, with the amount available for payment of bonuses scaling up as operating income exceeds the minimum amount. Substantially all of the Company’s employees, other than participants in the Company’s sales incentive plan, are eligible to participate in the 2009 Bonus Plan, including the Company’s executive officers. Bonuses under the 2009 Bonus Plan may be from 22.5% to 67.5% of an executive officer’s salary, with such percentage varying among the executive employees. Each of Bruno Guilmart, Robert O’Brien and Byron Milstead may receive bonuses of up to 50.6%, 50.6% and 67.5%, respectively, of their annual salaries, subject to achievement of specific GAAP operating income levels for the fiscal year 2009 over the minimum amount discussed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

	By:	/s/ Byron W. Milstead
Date: December 8, 2008		Byron W. Milstead Corporate Vice President and General Counsel